Exhibit 10.13

AMENDMENT NO. 1

TO TECHNOLOGY ASSIGNMENT AGREEMENT

THIS AMENDMENT AGREEMENT dated for reference as of the 31st day of May, 2017 (the “Effective Date )

BETWEEN:

THE UNIVERSITY OF BRITISH COLUMBIA, a corporation continued under the University Act of British Columbia with offices at #103-6190 Agronomy Road, Vancouver, British Columbia, V6T 1Z3

("UBC")

AND:

INMED PHARMACEUTICALS INC., a corporation incorporated under the laws of British Columbia, with a registered office at #350-409 Granville St., Vancouver, BC, V6C 1T2

(the "Assignee")

WHEREAS:

A.       UBC and the Assignee have entered into a Technology Assignment Agreement dated May 31, 2017, referenced as UBC File No. 18-0014 (the "Assignment Agreement’’); and

B.       UBC and the Assignee desire to amend the Assignment Agreement on the terms and conditions set out in this Amendment Agreement;

NOW THEREFORE the parties hereby agree as follows:

1.        Definitions

Capitalized words and expressions used in this Amendment Agreement (including the recitals to this Agreement) that are defined in the Assignment Agreement and not otherwise defined in this Amendment Agreement shall have the meanings given to them in the Assignment Agreement.

2.       Amendment to Definition of “Improvements”

The Assignment Agreement is hereby amended as of the Effective Date by deleting Section 1.1(d) and substituting therefor the following:

“(d) "Improvements" means improvements, variations, updates, modifications, and enhancements made and/or acquired at any time after the Effective Date by:

(i)	the Investigator, Dr. Protiva Roy, Dr. Sandip V. Pawar. Dr. Sarvesh Kumar, Daniel Korvin and any UBC employees working in the UBC laboratory of the Investigator (collectively, the “Yadav Lab Researchers”) while employed at UBC, or
(ii)	jointly, by any of the Yadav Lab Researchers while employed at UBC and the Assignee or any licensees of the Assignee,

directly relating to the Technology and within the Field;”

3.        Other Terms Unchanged

Except as expressly amended hereby, all other terms and conditions of the Assignment Agreement remain unchanged and in full force and effect.

4.        General Provisions

(a)	This Amendment Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.
(b)	Subject to the limitations in the Assignment Agreement, this Amendment Agreement operates for the benefit of and is binding on the parties and their respective successors and permitted assigns.
(c)	Part or all of any section that is indefinite, invalid, illegal or otherwise voidable or unenforceable may be severed and the balance of this Amendment Agreement will continue in full force and effect.
(d)	This Amendment Agreement sets out the entire understanding between the parties and no changes are binding unless signed in writing by the parties.
(e)	This Amendment Agreement may be executed in any number of counterparts (either originally or by facsimile), each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Amendment Agreement as of the Effective Date.